                                                                     EXHIBIT 2.2



                          AGREEMENT AND PLAN OF MERGER

                                  DATED AS OF

                                 JUNE 18, 1998

                                     AMONG

                     INTEGRATED ELECTRICAL SERVICES, INC.,

                     MARK HENDERSON ACQUISITION CORPORATION

                        HOLLAND ELECTRICAL SYSTEMS, INC.

                                      AND

                     AMY B. HENDERSON AND MARY SUE HOLLAND

                               TABLE OF CONTENTS

                                                                                                                     Page
                                                                                                                     ----
ARTICLE I The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section  1.1   The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section  1.2   Conversion of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.3   Surrender and Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.4   Withholding Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  1.5   Lost Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  1.6   Other Documents to be Delivered Immediately Prior to the
                                Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  1.7   Conditions to the Obligations of the Company Stockholders . . . . . . . . . . . . . . . . . . . 4
         Section  1.8   Conditions to the Obligations of IES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section  1.9   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE II The Surviving Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section  2.1   Certificate of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section  2.2   Bylaws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section  2.3   Directors and Officers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III Representations and Warranties of the Company Stockholders  . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section  3.1   Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section  3.2   Capitalization; Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section  3.3   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section  3.4   Consents and Approvals; No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section  3.5   Affiliate Relationships . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
         Section  3.6   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  3.7   Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  3.8   Accounts and Notes Receivables  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  3.9   Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  3.10   Material Contracts, Commitments and Customers  . . . . . . . . . . . . . . . . . . . . . . .  10
         Section  3.11   Operating Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section  3.12   Bank Account Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         Section  3.13   Conduct of Business Since Company Unaudited Balance Sheet Date . . . . . . . . . . . . . . .  11
         Section  3.14   Litigation; Orders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.15   Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.16   Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.17   Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.18   Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.19   Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  3.20   Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section  3.21   Brokerage Fees and Commissions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section  3.22   Tax Treatment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section  3.23   Section 368(a)(2)(D) Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17





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
ARTICLE IV Representations and Warranties of IES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section  4.1   Organization and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section  4.2   Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section  4.3   Authorization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         Section  4.4   Consents and Approval; No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section  4.5   SEC Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         Section  4.6   Tax Treatment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         Section  4.7   Section 368(a)(2)(D)Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE V Additional Covenants and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section  5.1   Reasonable Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section  5.2   Certain Filings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section  5.3   Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section  5.4   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section  5.5   Notices of Certain Events . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         Section  5.6   Release from Guarantees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.7   Future Cooperation; Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.8   Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.9   Repayment of Related Party Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.10   Tax-Free Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.11   FIRPTA Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.12   Preparation and Filing of Tax Returns  . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         Section  5.13   Antitrust Law Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section  5.14   Pending Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         Section  5.15   Notification of Certain Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE VI Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section  6.1   Indemnification by the Company Stockholders . . . . . . . . . . . . . . . . . . . . . . . . .  28
         Section  6.2   Indemnification Related to Tax Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section  6.3   Indemnification by IES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section  6.4   Indemnification Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         Section  6.5   Other Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section  6.6   Indemnification if Negligence of Indemnitee . . . . . . . . . . . . . . . . . . . . . . . . .  30
         Section  6.7   No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  6.8   Limitation Upon Indemnity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VII Noncompetition Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  7.1   Prohibited Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         Section  7.2   Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section  7.3   Reasonable Restraint  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section  7.4   Severability; Reformation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section  7.5   Material and Independent Covenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         Section  7.6   Materiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33





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
ARTICLE VIII Applicable Securities Laws/Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  8.1   Company Stockholders' Representations and Warranties
                          Concerning Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         Section  8.2   Transfer Restrictions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IX Nondisclosure of Confidential Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  9.1   General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  9.2   Equitable Relief  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  9.3   Non-Public Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         Section  9.4   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE X Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  10.1   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  10.2   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  10.3   Expenses and Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  10.4   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  10.5   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         Section  10.6   Headings; Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  10.7   Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  10.8   Construction of Certain Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  10.9   Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  10.10   Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         Section  10.11   Jurisdiction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section  10.12   Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section  10.13   Specific Performance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section  10.14   Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         Section  10.15   Mutual Indemnification Against Claims of Brokers  . . . . . . . . . . . . . . . . . . . . .  37
         Section  10.16   Definitions and Usage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37





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

                                                  EXHIBITS AND SCHEDULES
                                                  ----------------------
         Exhibit A          Form of Employment Agreement
         Exhibit B          Form of Opinion of Counsel to Company Stockholders
         Exhibit C          Form of Certificate of Secretary of the Company
         Exhibit D          Form of Company Stockholder Release
         Exhibit E          Form of Company Affiliate Letter
         Exhibit F          Form of Company Stockholder Receipt
         Exhibit G          Form of Cross-Receipt
         Exhibit H          Form of Opinion of Andrews & Kurth, L.L.P.
         Exhibit I          Form of Lease Agreement

         Schedule 2.3       Officers of Surviving Corporation
         Schedule 3.1       Organization and Qualification of Company and Subsidiaries
         Schedule 3.2(a)    Ownership of Company Shares and Delivery Instructions
         Schedule 3.2(b)    Subsidiary Corporate History, Subsidiary Stock, Other Securities
                            and Non-Corporate Entity Participation
         Schedule 3.4       Company Consents and Approvals; No Violation
         Schedule 3.5       Affiliate Relationships
         Schedule 3.6       Company Financial Statements
         Schedule 3.7       Company Undisclosed Liabilities
         Schedule 3.8       Company Accounts and Notes Receivables
         Schedule 3.9       Company Assets
         Schedule 3.10      Material Contracts, Commitments and Customers
         Schedule 3.11      Company Operating Authority
         Schedule 3.12      Company Bank Account Information
         Schedule 3.13      Company Conduct of Business
         Schedule 3.14      Company Litigation; Orders
         Schedule 3.15      Company Labor Agreements
         Schedule 3.17      Company Insurance
         Schedule 3.18      Company Disposal Sites
         Schedule 3.19      Company Taxes
         Schedule 3.20      Company Employee Benefit Plans
         Schedule 3.21      Company Brokerage Fees and Commissions
         Schedule 4.6       IES Affiliates
         Schedule 5.7       Company Stockholder Guarantees
         Schedule 5.10      Repayment of Advances, Receivables and Loans





                                      -iv-
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                          AGREEMENT AND PLAN OF MERGER

                 AGREEMENT AND PLAN OF MERGER ("Agreement") dated as of June 18, 1998 among INTEGRATED ELECTRICAL SERVICES, INC., a Delaware corporation ("IES"), MARK HENDERSON ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of IES ("MHI"), HOLLAND ELECTRICAL SYSTEMS, INC., a Georgia corporation ("Company"), and AMY B. HENDERSON AND MARY SUE HOLLAND, (together, the "Company Stockholders").

                                   RECITALS:

                 WHEREAS, the Boards of Directors of IES and the Company have determined that the combination of MHI and the Company is in the best interests of the stockholders of IES and the Company, respectively;

                 WHEREAS, the Company Stockholders desire to sell to IES all shares of capital stock of the Company owned by them, free and clear of all liens, and the Company Stockholders agree to be bound by a covenant not to compete;

                 WHEREAS, IES desires to acquire such shares of capital stock of the Company as more fully set forth herein and enforce the covenant not to compete; and

                 WHEREAS, IES, the Company and the Company Stockholders intend the combination of MHI and the Company, to the extent the capital stock of the Company is exchanged for capital stock of IES and not for cash or other property, to qualify as a tax-free reorganization under the provisions of
Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder; and

                 NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

                 SECTION I.1 THE MERGER. (a) At the Closing (as defined) and upon the execution of this Agreement and the delivery of the documents listed in Section 1.6, at the Effective Time (as hereinafter defined), the Company shall be merged (the "Merger") with and into MHI in accordance with the General Corporation Law of the State of Delaware ("Delaware Law") and the laws of the State of Georgia ("Georgia Law"), whereupon the separate existence of the Company shall cease, and MHI shall be the surviving corporation (the "Surviving Corporation").

     (2)         Immediately following the delivery of the documents listed in
Section 1.6, the Company and MHI will file a certificate of merger (the "Delaware Certificate of Merger") with the Delaware Secretary of State, a certificate of merger (the "Georgia Certificate of Merger) with the

Georgia Secretary of State and make all other filings or recordings required by Delaware Law and Georgia Law in connection with the Merger. The Merger shall become effective at such time (the "Effective Time") as the Delaware Certificate of Merger is duly filed with the Delaware Secretary of State (or at such later time as may be agreed in writing by the parties hereto and specified in the Delaware Certificate of Merger).

     (3) From and after the Effective Time, the Surviving Corporation shall possess all the rights, assets, powers, privileges, and franchises and be subject to all of the obligations, liabilities, restrictions, and disabilities of the Company and MHI, all as provided under Delaware Law and Georgia Law.

     (4) The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of IES in Houston, Texas, at 10:00 a.m., within 5 business days following the date on which regulatory approval under the HSR Act (as defined) is received or on such other day and time as shall be agreed to by the parties (the "Closing Date").

                 SECTION  I.2   CONVERSION OF SHARES.


     (5) At the Effective Time the shares of common stock, $1.00 par value, of the Company ("Company Common Stock") held by the Company Stockholders immediately prior to the Effective Time shall be converted into the right to receive, without interest, an aggregate of (i) 32,653 shares of common stock, $0.01 par value, of IES ("IES Common Stock") and (ii) $413,600 less any cash distributions from the Company to the Company Stockholders made after February 28, 1998 ((i) and (ii) being collectively the "Merger Consideration").

     (6) At the Effective Time the shares of Company Common Stock held by MHI or IES immediately prior to the Effective Time shall be canceled, no consideration shall be paid in exchange therefor and they shall cease to exist from and after the Effective Time.

                 SECTION I.3 SURRENDER AND PAYMENT. At the Effective Time, the Company Stockholders will deliver to IES the certificates listed on
Schedule 3.2(a) (the "Certificates") representing all of the outstanding shares of Company Common Stock not owned by MHI or IES, and IES will deliver, in exchange therefor, the Merger Consideration divided among the Company Stockholders in accordance with the written instructions provided in Schedule 3.2(a). The Certificates will be duly endorsed (or accompanied by duly executed stock powers), with signatures of those Company Stockholders not present at the Closing guaranteed by a commercial bank or by a member firm of the New York Stock Exchange (the "NYSE").

                 SECTION I.4 WITHHOLDING RIGHTS. Each of the Surviving Corporation and IES shall be entitled to deduct and withhold from the consideration otherwise payable to any Person (as defined in Section 10.16) pursuant to this Article I such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local, or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or IES, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or IES, as the case may be.

                 SECTION I.5 LOST CERTIFICATES. If any Certificate shall have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen, or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, IES will issue in exchange for such lost, stolen, or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificates as contemplated by this
Article I.

                 SECTION I.6 OTHER DOCUMENTS TO BE DELIVERED IMMEDIATELY PRIOR TO THE EFFECTIVE TIME.

     (7) At the Closing and immediately prior to the Effective Time, the Company and the Company Stockholders will deliver to IES:

                 (1) an Employment Agreement (the "Employment Agreement"), in the form attached hereto as Exhibit A, for Mike Holland;

                 (2) an opinion of counsel to the Company Stockholders in the form attached hereto as Exhibit B;

                 (3) a Certificate of the Secretary of the Company in the form attached hereto as Exhibit C;

                 (4) a release executed by the Company Stockholders in the form attached hereto as Exhibit D;

                 (5)     the minute book and corporate seal of the Company;

                 (6) letters from the affiliates of the Company in the form attached hereto as Exhibit E;

                 (7) receipts executed by the Company Stockholders in the form attached hereto as Exhibit F;

                 (8) a cross-receipt executed by the Company Stockholders in the form attached hereto as Exhibit G;

                 (9) an opinion of counsel to the Company Stockholders regarding tax matters; and

                 (10)    FIRPTA certificates from each Company Stockholder.

     (8) At the Closing and immediately prior to the Effective Time, IES will deliver to the Company Stockholders:

                 (1) the Employment Agreement executed by a duly authorized representative of IES on behalf of the Surviving Corporation for each of the employees listed in Section 1.6(a)(i) above;

                 (2) an opinion of Andrews & Kurth L.L.P. in the form attached hereto as Exhibit H;

                 (3) a cross-receipt executed by IES in the form attached hereto as Exhibit G;

                 (4)      a lease agreement in the form attached hereto as
     Exhibit I.

                 SECTION I.7 CONDITIONS TO THE OBLIGATIONS OF THE COMPANY STOCKHOLDERS. The obligations of the Company Stockholders to consummate the Merger are subject to the fulfillment, at or before the Closing, of all of the following conditions, any one or more of which may be waived by the Company Stockholders.

     (9) The representations and warranties of IES contained in this Agreement shall be true as of the Closing.

     (10) All of the obligations of IES to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed.

     (11) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia.

     (12) The Company Stockholders shall have received an opinion of counsel regarding tax matters.

                 SECTION I.8 CONDITIONS TO THE OBLIGATIONS OF IES. The obligations of IES to consummate the Merger are subject to the fulfillment, at or before the Closing, of all the following conditions, any one or more of which may be waived by IES.

     (13) The representations and warranties of the Company Stockholders contained in this Agreement shall be true as of the Closing, subject to changes in the Schedules that have been approved in writing by IES.

     (14) All of the obligations of the Company and the Company Stockholders to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed, including without limitation those set forth in Article I hereof.

     (15) The Stock Option Agreement dated December 1, 1994, by and between the Company Stockholders shall have been terminated.

     (16) The Agreement of Shareholders of Holland Electrical Systems, Inc. by and among the Company Stockholders and the predecessor of MHI dated December 1, 1994, shall have been terminated.

     (17) Provisions one and two under the heading "Added Personal Items Note Bond with the Employment" set forth in the attachment to the Employment Agreement by and between Thomas J. Mullarkey and the Company shall have been terminated.

     (18) The documents necessary to consummate the Merger shall have been filed with the Secretary of State of the State of Delaware and the Secretary of State of the State of Georgia.

     (19) All waiting, review and investigation periods (and any extensions thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                 SECTION I.9 TERMINATION. (a) This Agreement may be terminated at any time prior to the Closing solely:

                 (1)      by mutual consent of IES and the Company Stockholders

                 (2) by all of the Company Stockholders on the one hand, or by IES (acting through its board of directors), on the other hand, if the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 30, 1998, unless the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to the Closing; or

                 (3) by the Company Stockholders on the one hand, or by IES, on the other hand, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing or waiver of such default shall not have been made on or before the Closing.

     (20) The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement.

                                   ARTICLE II

                           THE SURVIVING CORPORATION

                 SECTION II.1 CERTIFICATE OF INCORPORATION. The certificate of incorporation of MHI in effect at the Effective Time shall be the certificate of incorporation of the Surviving Corporation.

                 SECTION II.2 BYLAWS. The bylaws of MHI in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

                 SECTION II.3 DIRECTORS AND OFFICERS. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the director of MHI at the Effective Time shall be the sole director of the Surviving Corporation and (ii) the officers of the Surviving Corporation shall be as set forth on Schedule 2.3 hereto.

                                  ARTICLE III

                       REPRESENTATIONS AND WARRANTIES OF THE
                               COMPANY STOCKHOLDERS

                 The Company Stockholders jointly and severally represent and warrant to IES as follows:

                 SECTION III.1 ORGANIZATION AND QUALIFICATION. The Company, and each of its subsidiaries, if any, are listed on Schedule 3.1 (the "Subsidiaries"), and each is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has the requisite corporate power to carry on its business as it is now being conducted. The Company, and each of the Subsidiaries, is duly qualified to conduct business as a foreign corporation in every state of the United States in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such states in which the Company's or the Subsidiaries' failure to be so qualified is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined in Section 10.16). Schedule 3.1 contains a list of all jurisdictions in which the Company and each of the Subsidiaries is authorized or qualified to do business. The Company has heretofore delivered to IES true and complete copies of the charter and bylaws of the Company and each of the Subsidiaries, in each instance including any amendments thereto, as currently in effect.

                 SECTION III.2 CAPITALIZATION; OWNERSHIP. (a) The authorized capital stock of the Company consists of 100,000 shares of Company Common Stock, of which 1,000 shares are issued and outstanding (the "Company Shares"). The Company Shares are all of the issued and outstanding shares of capital stock of the Company and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. There are not, as of the date hereof, any outstanding or authorized subscriptions, options, warrants, calls, rights, commitments, or any other agreements of any character (any of the foregoing, a "Commitment") obligating the Company to issue any additional shares of capital stock of the Company, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of the Company. The Company Stockholders own the respective number of shares of Company Common Stock set forth on Schedule 3.2(a) attached hereto, free and clear of all Liens (as defined in Section 10.16). Each of the Company Stockholders has full legal right, power and authority to exchange, assign and transfer or cause to be exchanged, assigned or transferred their respective shares of Company Common Stock. The delivery to IES of the Company Shares pursuant to the terms of this Agreement will transfer valid title thereto, free and clear of all Liens.

     (21) The authorized capital stock of each of the Subsidiaries consists of the number and type of shares of capital stock set forth on
Schedule 3.2(b) (collectively, "Subsidiary Stock"). Schedule 3.2(b) also sets forth the number and type of shares of Subsidiary Stock which are issued and outstanding (collectively, "Subsidiary Shares"), the securities of any other corporation owned by the Company or any of the Subsidiaries, as well as the names of any joint venture, partnership or other noncorporate entity in which the Company or any of the Subsidiaries is a participant. The Subsidiary Shares are all of the issued and outstanding shares of capital stock of the Subsidiaries and are directly or ultimately owned by the Company, free and clear of any Liens, and have been duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Also set forth on
Schedule 3.2(b) is a listing of all names under which the Company and the Subsidiaries have done business, as well as the names of all predecessors of the Company and the Subsidiaries, including the names of any entities from whom the Company or the Subsidiaries previously acquired significant assets. There are not, as of the date hereof, any Commitments obligating any of the Subsidiaries to issue any additional shares of capital stock of any such Subsidiaries, or any other securities convertible into or evidencing the right to subscribe for any shares of capital stock of any such Subsidiary.

                 SECTION III.3 AUTHORIZATION. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The Company Stockholders and the Board of Directors of the Company have by unanimous written consent (a) determined that participating in the Merger is in the best interests of the Company and its stockholders and (b) approved this Agreement and the Merger. No other corporate proceedings on the part of the Company or the Company Stockholders are necessary to authorize the execution and delivery of this Agreement or the consummation by the Company and the Company Stockholders of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company and the Company Stockholders and constitutes the valid and binding obligation of the Company and the Company Stockholders, enforceable against the Company and the Company Stockholders in accordance with its terms.

                 SECTION  III.4   CONSENTS AND APPROVALS; NO VIOLATION.
Neither the execution and delivery of this Agreement by the Company or the Company Stockholders, nor the consummation by the Company or the Company Stockholders of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of a Certificate of Merger in accordance with Delaware Law and Georgia Law, (ii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, which consents and approvals are listed on
Schedule 3.4, (iii) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement, or (iv) approvals required pursuant to the HSR Act; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any contract, commitment or similar agreement to which the Company or any of the Subsidiaries is a party, except
(i) as set forth on Schedule 3.4 or (ii) for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 3.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, any of the Subsidiaries, or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement. The Company is not in violation of its charter or bylaws.

                 SECTION III.5 AFFILIATE RELATIONSHIPS. Except as set forth on Schedule 3.5, none of the Company Stockholders nor any affiliate of any of the Company Stockholders, and no director, officer, employee or agent of or consultant to the Company or any of the Subsidiaries, owns, directly or indirectly, in whole or in part, any property, assets or right, tangible or intangible, which is associated with any property, asset or right owned by the Company or any of the Subsidiaries or which the Company or any of the Subsidiaries is operating or using or the use of which is necessary for its business. Also included in Schedule 3.5 is disclosure of any relationships which any of the Company Stockholders have, or any director, officer, employee, or agent of or consultant to the Company or any of the Subsidiaries has, with the Company or any of the Subsidiaries or any other corporation, partnership, firm, association or business organization, entity or enterprise which is a competitor, potential competitor, supplier or customer of the Company or any of the Subsidiaries. The Persons named on Schedule 3.5 are the only Persons who may be deemed affiliates of the Company under Rule 145 of the Securities Act of 1933, as amended (the "1933 Act").

                 SECTION  III.6   FINANCIAL STATEMENTS.  Attached as Schedule
3.6 are (a) the audited balance sheet, statement of income and statement of cash flows of the Company as of and for the years ended February 29, 1996 and February 28, 1997 and 1998 (the "Company Audited Financial Statements") and (b) the unaudited balance sheet, statement of income and statement of cash flows of the Company for the two month period ended April 30, 1998 (the "Company Unaudited Financial Statements"). The Company Audited Financial Statements and the Company Unaudited Financial Statements present fairly the consolidated financial position, results of operations, and changes in financial position of the Company and the Subsidiaries as of the respective dates or for the respective periods to which they apply in accordance with United States generally accepted accounting principles, consistently applied ("GAAP").

                 SECTION III.7 UNDISCLOSED LIABILITIES. Schedule 3.7 sets forth an accurate list as of the Company Unaudited Balance Sheet Date (as defined below) of (i) all liabilities of the Company and the Subsidiaries which are reflected in the balance sheet contained in the Company Unaudited Financial Statements and (ii) any liabilities of any kind of the Company or the Subsidiaries which are not reflected in the balance sheet included in the Company Unaudited Financial Statements. Except as set forth on Schedule 3.7 or as reflected, reserved against, or otherwise disclosed in the Company Unaudited Financial Statements, neither the Company nor any of the Subsidiaries had, at the date of the unaudited balance sheet included in the Company Unaudited Financial Statements (the "Company Unaudited Balance Sheet Date") and do not have, at the date hereof, any liabilities or obligations, whether accrued, contingent, absolute, determined, determinable or otherwise, that may have, individually or in the aggregate, a Company Material Adverse Effect.

                 SECTION III.8 ACCOUNTS AND NOTES RECEIVABLES. Schedule 3.8 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of the accounts and notes receivable of the Company and the Subsidiaries, including receivables from and advances to employees of the Company, employees of the Subsidiaries and the Company Stockholders. Included in Schedule 3.8 is an aging of all accounts and notes receivable showing amounts due in 30-day aging categories. The trade and other accounts receivable of the Company and the Subsidiaries which are classified as current assets on the balance sheet as of the Company Unaudited Balance Sheet Date are bona fide receivables, were acquired in the ordinary course of business, are stated in accordance with GAAP and, subject to the reserve for doubtful accounts, need not be written-off as uncollectible. Except to the extent reflected on Schedule 3.8, such accounts and notes are, subject to the reserve for doubtful accounts, collectible in the amount shown on Schedule 3.8.

                 SECTION III.9 ASSETS. Schedule 3.9 sets forth an accurate list of all real and personal property included in "property and equipment" on the balance sheet of the Company as of the Company Unaudited Balance Sheet Date and all other tangible assets of the Company with a value in excess of $5,000
(i) owned by the Company or the Subsidiaries as of the Company Unaudited Balance Sheet Date and (ii) acquired since the Company Unaudited Balance Sheet Date, including in each case true, complete and correct copies of leases for significant equipment and for all real property leased by the Company or the Subsidiaries and descriptions of all real property on which buildings, warehouses, workshops, garages and other structures used in the operation of the business of the Company and the Subsidiaries are situated. Schedule 3.9 indicates which assets are currently owned, or were formerly owned, by the Company Stockholders or affiliates of the Company or the Company Stockholders. Except as specifically identified on Schedule 3.9, all of the tangible assets, vehicles and other significant machinery and equipment of the Company and the Subsidiaries listed on Schedule 3.9 are in good working order and condition, ordinary wear and tear excepted, and have been maintained in accordance with standard industry practices. All fixed assets used by the Company and the Subsidiaries that are material to the operation of the Company's and the Subsidiaries' business are either owned by the Company or the Subsidiaries or leased under an agreement identified on Schedule 3.9. All leases set forth on Schedule 3.9 are in full force and effect and constitute valid and binding agreements of the parties thereto in accordance with their respective terms.

                 Schedule 3.9 contains true, complete and correct copies of all title reports and title insurance policies received or owned by the Company and the Subsidiaries. Schedule 3.9 also includes a summary description of all plans or projects involving the opening of new operations, expansion of existing operations or the acquisition of any real property or existing business, to which management of the Company and the Subsidiaries has devoted effort or expenditure in the two-year period prior to the date of this Agreement, which if pursued by the Company or the Subsidiaries would require additional expenditures of capital.

                 The Company and the Subsidiaries have good and indefeasible title to the tangible and intangible personal property and the real property owned and used in their business, including the properties identified on
Schedule 3.9, subject to no mortgage, pledge, lien, claim, conditional sales agreement, encumbrance or charge, except for liens reflected on Schedule 3.9, liens for current taxes not yet payable and assessments not in default, easements for utilities serving only the property, and easements, covenants and restrictions and other exceptions to title shown of record in the appropriate public records in the jurisdictions in which the properties, assets and leasehold estates are located, which do not adversely affect the Company's or the Subsidiaries' use of the property.

                 SECTION III.10 MATERIAL CONTRACTS, COMMITMENTS AND CUSTOMERS. Schedule 3.10 sets forth an accurate list as of the Company Unaudited Balance Sheet Date of (i) all material contracts, commitments and similar agreements to which the Company or any of the Subsidiaries is a party or by which they or any of their property is bound (including, but not limited to, joint venture or partnership agreements, contracts with any labor organizations, loan agreements, indemnity or guaranty agreements, bonds, mortgages, liens, pledges or other security agreements) and the Company Stockholders have delivered true copies of such agreements to IES and (ii) all customers representing 5% or more of the Company's and the Subsidiaries' revenues, taken as a whole, in any of the periods covered by the Company Audited Financial Statements or the Company Unaudited Financial Statements. Except as disclosed on Schedule 3.10, all such agreements are in full force and effect and none of such contracts or agreements unduly burdens or restricts the Company or any of the Subsidiaries in the ordinary course of its business.
None of the Company's or the Subsidiaries' customers or suppliers have canceled service or products, as appropriate. Except to the extent set forth on
Schedule 3.10, (i) the Company and the Subsidiaries have complied with all material commitments and obligations and are not in default under any contracts and agreements and no notice of default has been received and (ii) none of the Company's or the Subsidiaries' customers listed pursuant to (ii) above has canceled or substantially reduced or is currently attempting or threatening to cancel or substantially reduce its use of the Company's products or services. Except as set forth on Schedule 3.10, neither the Company nor any of the Subsidiaries is now, nor has any of them ever been, a party to any contracts subject to price redetermination or renegotiation.

                 SECTION III.11 OPERATING AUTHORITY. The Company and each of the Subsidiaries, as applicable, possess all material governmental licenses, permits, franchises, and other authorizations of any Governmental Authority ("Licenses") that are necessary to the ownership or operation of their business as currently conducted, and all such Licenses are in full force and effect, except where the failure to possess any License or the failure to be in full force and effect is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, and neither the Company nor any of the Subsidiaries is in default in any respect relating thereto. No proceeding is pending or, to the Company Stockholders' Knowledge, is threatened seeking the revocation or limitation of any such License that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 Schedule 3.11 sets forth an accurate list and summary description as of the Company Unaudited Balance Sheet Date of all Licenses, certificates, trademarks, trade names, patents, patent applications and copyrights related to the assets owned or held by the Company or the Subsidiaries. The Licenses and other rights listed on Schedule 3.11 are valid, and the Company has not received any notice that any person intends to cancel, terminate or not renew any such License or other right. The Company has conducted and is conducting its business in compliance in all material respects with the requirements, standards, criteria and conditions set forth in the Licenses and other rights listed on Schedule 3.11 and is not in violation of any of the foregoing in any material respect. Except as specifically provided in Schedule 3.11, the consummation of the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the Company by, any such Licenses or other rights.

                 SECTION III.12 BANK ACCOUNT INFORMATION. Schedule 3.12 contains an accurate list of the names and addresses of every bank and other financial institution in which the Company or any of the Subsidiaries maintains an account (whether checking, savings or otherwise), lock box, or safe deposit box, and the account numbers and persons having signature authority or legal access thereto.

                 SECTION III.13 CONDUCT OF BUSINESS SINCE COMPANY UNAUDITED BALANCE SHEET DATE. Except as expressly contemplated by this Agreement and except as set forth on Schedule 3.13, since the Company Unaudited Balance Sheet Date, (a) the business and operations of the Company and the Subsidiaries have been conducted in the ordinary and usual course in all material respects in accordance with past practices, (b) neither the Company nor any of the Subsidiaries has paid or declared any dividend on, or made any distribution with respect to, or purchased or redeemed any of its capital stock and (c) no Company Material Adverse Effect has occurred and is continuing.

                 SECTION  III.14   LITIGATION; ORDERS.  Except as set forth on
Schedule 3.14, as of the date hereof, there are no Actions pending or, to the Company Stockholders' Knowledge, threatened against the Company or any of the Subsidiaries. Except as set forth on Schedule 3.14, as of the date hereof there are no judgments or outstanding orders, injunctions, decrees, stipulations, or awards (whether rendered by a court or administrative agency or by arbitration) against the Company or any of the Subsidiaries.

                 SECTION  III.15   LABOR MATTERS.  Except as set forth on
Schedule 3.15, there are no agreements with labor unions or associations representing employees of the Company or any of the Subsidiaries. No material work stoppage against the Company or any of the Subsidiaries is pending or, to the Company Stockholders' Knowledge, threatened. Neither the Company nor any of the Subsidiaries has been or is involved in or, to the Company Stockholders' Knowledge, is threatened with any labor dispute, arbitration, lawsuit, or administrative proceeding relating to labor matters involving the employees of the Company or the Subsidiaries (excluding routine workers' compensation claims) that is reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect.

                 SECTION III.16 COMPLIANCE WITH LAWS. The conduct of the business by the Company and each of the Subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, or decrees applicable thereto (other than Environmental Laws (as hereinafter defined) which are governed solely by Section 3.18), except for violations or failures so to comply, if any, that would not have, individually or in the aggregate, a Company Material Adverse Effect.

                 SECTION III.17 INSURANCE. Schedule 3.17 sets forth a list of all insurance policies issued in favor of the Company and the Subsidiaries which relate to their businesses, and all such policies are currently in force and effect. True and complete copies of all such policies have been delivered to IES. Attached to Schedule 3.17 is a complete list of all insurance loss runs and workers' compensation claims received for the past three (3) policy years. The insurance carried by the Company, which the Company Stockholders believe to be adequate in character and amount, is with insurers that are, to the Company Stockholders' Knowledge, financially sound and reputable and that are unaffiliated with any of the Company Stockholders or the Company. None of such policies is a "claims made" policy. All insurance policies carried by the Company are currently in full force and effect. The Company's insurance has never been canceled and the Company has never been denied coverage or experienced a substantial increase in premiums or substantial reduction in coverage from one policy period to the next period.

                 SECTION III.18 ENVIRONMENTAL MATTERS. Other than violations that would not have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Subsidiaries are in compliance with all applicable Environmental Laws. Without limitation of the foregoing, there are no pre-existing, pending or, to the Company Stockholders' Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by or to any Governmental Authority relating to any Environmental Laws with respect to the Company or any of the Subsidiaries, except for actions, suits, investigations, inquiries, proceedings, and obligations that would not have, individually or in the aggregate, a Company Material Adverse Effect. All notices, permits, or similar authorizations, if any, required to be obtained or filed in connection with the operations of the Company or the Subsidiaries, including, without limitation, treatment, storage, disposal, or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, other than any such notices, permits, or similar authorizations the failure of which to obtain or file is not reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Company Stockholders' Knowledge, there are no underground storage tanks on, in or under any properties owned by the Company and no underground storage tanks have been closed or removed from any of such properties during the time such properties were owned, leased or operated by the Company which are not listed on Schedule 3.18. To the Company Stockholders' Knowledge, there is no asbestos or asbestos-containing material present in any of the properties owned by the Company, and no asbestos has been removed from any of such properties during the time such properties were owned, leased or operated by the Company.
Neither the Company nor any of its respective properties are subject to any material liabilities or expenditures (fixed or contingent) relating to any suit, settlement, court order, administrative order, regulatory requirement, judgment or claim asserted or arising under any Environmental Law. The term "release" has the meaning specified in CERCLA (as hereinafter defined), and the term "disposal" (or "disposed") has the meaning specified in RCRA (as hereinafter defined). For the purposes hereof, "Environmental Laws" shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any Governmental Authority pertaining to the environment in effect on the date of this Agreement and in effect at such time in any and all jurisdictions in which the Company or any of the Subsidiaries operate, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), the Federal Water Pollution Control Act, as amended, the Resource Conservation and Recovery Act, as amended ("RCRA"), the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, comparable state and local laws and other material environmental protection laws in effect on the date of this Agreement. Schedule 3.18 lists all disposal sites which the Company and the Subsidiaries have utilized as of the Company Unaudited Balance Sheet Date.

                 SECTION  III.19   TAXES.  (a) (i) Except as set forth on
Schedule 3.19, the Company and each of the Subsidiaries have filed when due all Company Returns (as defined in Section 10.16), and have, except for Taxes that are being contested in good faith and set forth on Schedule 3.19, timely paid and discharged all Tax obligations shown thereon and adequate reserves have been established on the books of the Company for all Taxes for which the Company is liable but payment is not yet due, (ii) the Company Returns correctly and accurately reflect the facts regarding the income, business and assets, operations, activities, status, or other matters of the Company and the Subsidiaries, and any other information required to be shown thereon, and are not subject to penalties under Section 6662 of the Code, relating to accuracy-related penalties, or any corresponding provision of applicable state, local, or foreign Tax law or any predecessor provision of law, and (iii) neither the Company nor any of the Subsidiaries has received any notice of any Tax deficiency outstanding, proposed, or assessed against or allocable to it, nor has either of them executed any waiver of any statute of limitations on the assessment or collection of any Tax, or executed or filed with the Internal Revenue Service or any other governmental body (any of these to be referred to hereinafter as a "Taxing Authority") any agreement now in effect extending the period for assessment or collection of any Taxes against the Company or any of the Subsidiaries. No liens for Taxes exist upon the assets of the Company except Liens for Taxes which are not yet due. The Company is not and never has been, subject to Tax in any jurisdiction outside the United States. No litigation with respect to any Tax for which the Company is asserted to be liable is pending or, to the knowledge of the Company or any Stockholder, threatened, and no basis which the Company or any Stockholder believes to be valid exists on which any claim for any such Tax can be asserted against the Company. There are no requests for rulings or determinations in respect of any Taxes pending between the Company and any taxing authority. No issues have been raised and remain pending by any taxing authority in connection with the examination of any Return of the Company.

All deficiencies asserted and assessments made, if any, as a result of or in connection with any examination have been paid in full or are fully reflected as a liability in the Financial Statements. The Company is not and never has been party to any tax allocation or sharing agreement. All amounts required to be withheld by the Company and paid to governmental agencies for income, social security, unemployment insurance, sales, excise, use and other Taxes have been collected or withheld and paid to the proper taxing authority. For purposes of this Agreement, "Tax" or "Taxes" means taxes of any kind, levies, or other like assessments, customs, duties, imposts, charges, or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer, and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to or imposed with respect to any such Tax, including penalties for the failure to file any Tax return or report.

     (22) Except for the group of which the Company is currently the parent, neither the Company nor any of the Subsidiaries has ever been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, other than as a common parent corporation.

     (23) Except as set forth on Schedule 3.19, none of the assets of the Company or any of the Subsidiaries is property that the Company is required to treat as being owned by any other Person pursuant to the "safe harbor lease" provisions of former Section 168(f)(8) of the Code.

     (24) None of the assets of the Company or any of the Subsidiaries directly or indirectly secures any debt the interest on which is tax-exempt under Section 103(a) of the Code.

     (25) None of the assets of the Company or any of the Subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code.

     (26) Neither the Company nor any of the Subsidiaries has agreed to make, nor is any of them required to make, any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise.

     (27) Neither the Company nor any of the Subsidiaries has participated in, nor will any of them participate in, an international boycott within the meaning of Section 999 of the Code.

     (28) Neither the Company nor any of the Subsidiaries has or had a permanent establishment in any foreign country, as defined in any applicable tax treaty or convention between the United States and such foreign country.

     (29) Neither the Company nor any of the Subsidiaries has filed a consent pursuant to the collapsible corporation provisions of Section 341(f) of the Code (or any corresponding provision of state, local, or foreign income tax law) or agreed to have Section 341(f)(2) of the Code (or any corresponding provision of state, local, or foreign income tax law) apply to any disposition of any asset owned by it.

     (30) Neither the Company nor any Company Stockholder is a "foreign person" as that term is defined in Section 1445(f)(3).

     (31) The Company has not made, is not obligated to make and is not a party to any agreement that could require it to make any payment that is not deductible under Section 280G of the Code.

     (32) No asset of the Company is subject to any provision of applicable law which eliminates or reduces the allowance for depreciation or amortization in respect of that asset below the allowance generally available to an asset of its type.

                 SECTION III.20 EMPLOYEE BENEFIT PLANS. (a) Schedule 3.20 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "Company Pension Plans"), "employee welfare benefit plans" (as defined in Section 3(l) of ERISA, hereinafter a "Company Welfare Plan"), stock option, stock purchase, incentive, bonus, deferred compensation plans or arrangements, vacation, change in control, stay-on bonus plans or arrangements, and other material employee compensation and fringe benefit plans or agreements, maintained, contributed to, or pursuant to which the Company or any of the Subsidiaries has or may have any liability, whether or not heretofore terminated (all the foregoing being herein called
"Company Benefit Plans").   The Company has delivered to IES an accurate list
(which is set forth on Schedule 3.20) showing all officers, directors and key employees of the Company, listing all Employment Agreement with such officers, directors and key employees and the rate of compensation (and the portions thereof attributable to salary, bonus and other compensation, respectively) of each of such persons as of (i) December 31, 1997 and (ii) the date hereof. The Company has provided to IES true, complete and correct copies of any Employment Agreement for persons listed on Schedule 3.20. Since December 31, 1997, except as disclosed on Schedule 3.20, there have been no increases in the compensation payable or any special bonuses to any officer, director, key employee or other employee, except ordinary salary increases implemented on a basis consistent with past practices. The Company has made available to IES true, complete, and correct copies of (i) each Company Benefit Plan and any subsequently adopted amendments thereto (or, in the case of unwritten Company Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if any such report was required),
(iii) the most recent summary plan description for each Company Benefit Plan for which such a summary plan description is required (with all summaries of material modifications provided after the most recent summary plan description was distributed), (iv) each trust agreement, group annuity contract and service agreement relating to any Company Benefit Plan and (v) each favorable determination letter from the Internal Revenue Service with respect to each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code.

     (33) With respect to all Company Benefit Plans, the Company and each Subsidiary have complied with all applicable laws and, except as set forth on Schedule 3.20, all Company Benefit Plans are and have been administered in compliance with their terms and all applicable laws, including, without limitation, ERISA and the Code; and there are no pending or, to the Company Stockholders' Knowledge, threatened investigations by any governmental entity, termination proceedings, or other claims, suits or proceedings against or involving any Company Benefit Plan. All such plans listed on Schedule 3.20 that are intended to qualify (the "Qualified Plans") under Section 401(a) of the Code are, and have been so qualified and have been determined by the Internal Revenue Service to be so qualified, and copies of such determination letters are attached to
Schedule 3.20. Except as disclosed on Schedule 3.20, all reports and other documents required to be filed with any governmental agency or distributed to plan participants or beneficiaries (including, but not limited to, actuarial reports, audits or tax returns) have been timely filed or distributed, and copies thereof are included as part of Schedule 3.20 hereof.

     (34) All contributions to, and payments from, the Company Benefit Plans required to be made in accordance with the Company Benefit Plans or applicable law have been timely made. All accrued contribution obligations of the Company with respect to any Company Benefit Plan have either been fulfilled in their entirety or are fully reflected on the balance sheet in the Company Audited Financial Statements.

     (35) No Company Benefit Plan is subject to Section 302 or Title IV of ERISA or Section 412 of the Code or is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan," within the meaning of Section 413(c) of the Code.

     (36) (i) No "prohibited transaction" (under Section 4975 of the Code or Section 406 of ERISA) has occurred with respect to any Company Benefit Plan and (ii) there has been no breach of any fiduciary duty with respect to any Company Benefit Plan.

     (37) Neither the Company nor any of the Subsidiaries maintains or contributes to any Company Welfare Plan which could not be unilaterally terminated by the Company or any of the Subsidiaries at any time without liability.

                 SECTION III.21 BROKERAGE FEES AND COMMISSIONS. Except as set forth on Schedule 3.21, neither the Company nor the Company Stockholders has incurred any obligation or entered into any agreement for any investment banking, brokerage or finder's fee, or commission in respect of the transactions contemplated by this Agreement for which IES or the Company shall incur any liability.

                 SECTION III.22 TAX TREATMENT. Neither the Company nor, to the Company Stockholders' Knowledge, any of its affiliates has taken, has agreed or failed to take, or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").

                 SECTION III.23 SECTION 368(A)(2)(D) REPRESENTATIONS. The Company and each Company Stockholder hereby represents and warrants the following to be true and correct as of the Effective Time and understands that counsel rendering any tax opinions pursuant to Section 1.6 will rely on such representations and warranties and will assume them to be correct, without further inquiry as of the Effective Time and that the inaccuracy of any of the following may negatively affect those opinions:

     (38) The fair market value of the IES Common Stock and other consideration received by each Company Stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

     (39) There is no plan or intention of the Company Stockholders to have IES redeem, or have a party related to IES acquire, shares of IES Common Stock received in the Merger which would reduce the Company Stockholders' ownership of a number shares of IES Common Stock received in the Merger to a number of shares having a value, as of the date of the Merger, of less than 50% of the sum of (i) the value at the effective time of all the Company Common Stock held immediately prior to the Merger by the Company Stockholder and (ii) the value at the Effective Time of any other instruments (such as debt of the Company which is guaranteed by the Company Stockholder) which are classified for federal income tax purposes as stock of the Company (collectively, "Shares") and which are held immediately prior to the Merger by the Company Stockholder. For purposes of this representation, Shares outstanding immediately prior to the Merger include Shares exchanged for cash in lieu of fractional shares of IES Common Stock as well as Shares redeemed prior to the Merger by reason of this Agreement or otherwise as part of the Merger, and the value of all Shares outstanding immediately prior to the Merger shall be determined with regard to any extraordinary distributions (i.e., distributions with respect to Shares other than regular, normal dividends) by the Company by reason of this Agreement or otherwise as part of the Merger. For purposes of this representation, a party is related to IES if such party and IES would be treated as related parties within the meaning of Treasury Regulations Section 1.368-1(e)(3).

     (40) MHI will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Company Stockholders who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends, if any) made by the Company immediately preceding the Merger, will be included as assets of the Company held immediately prior to the Merger.

     (41) The liabilities of the Company assumed by MHI and the liabilities to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business.

     (42) The Company and the Company Stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

     (43) There is no intercorporate indebtedness existing between IES and the Company or between MHI and the Company that was issued, acquired or will be settled at a discount.

     (44) The Company is not an investment company. For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code), or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

     (45) The Company is not under the jurisdiction of a court in a case under Title 11 of the United States Code, or a receivership, foreclosure, or similar proceeding in a Federal or State court.

     (46) On the date of the Merger, the fair market value of the assets of the Company will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which its assets are subject.

     (47) None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of Company Common Stock. None of the shares of IES Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any Employment Agreement, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (48) The payment of cash in lieu of issuing fractional shares of IES Common Stock is solely for the purpose of avoiding the expense and inconvenience to IES of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company Stockholders instead of issuing fractional shares of IES Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company Stockholders in exchange for their shares of Company Common Stock. The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in consideration of a fractional share interest in an amount equal to or greater than the value of one full share of IES Common Stock.

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF IES

      IES represents and warrants to the Company Stockholders as follows:

                 SECTION IV.1 ORGANIZATION AND QUALIFICATION. Each of IES and MHI is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and IES has the requisite corporate power to carry on its business as it is now conducted. IES is duly qualified to conduct business as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business and operations makes such qualification necessary, except for such jurisdictions in which the IES's failure to be so qualified is not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect (as defined in Section 10.16).

                 SECTION IV.2 CAPITALIZATION. (a The authorized capital stock of IES consists of 100,000,000 shares of IES Common Stock, 2,655,709 shares of restricted voting common stock and 10,000,000 shares of preferred stock. As of March 31, 1998, there were outstanding 21,759,627 shares of IES Common Stock (including no shares of treasury stock), 2,655,709 shares of restricted voting common stock and, no shares of preferred stock. All outstanding shares of capital stock of IES have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights.

     (49) The shares of IES Common Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and non-assessable, and the issuance thereof is not subject to any preemptive or other similar right.

                 SECTION IV.3 AUTHORIZATION. The execution, delivery and performance by IES of this Agreement, and the consummation by IES and MHI of the transactions contemplated hereby, are within the corporate powers of IES and MHI and have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by IES and MHI and constitutes the valid and binding obligation of IES and MHI enforceable against IES and MHI in accordance with its terms.

                 SECTION IV.4 CONSENTS AND APPROVAL; NO VIOLATION. Neither the execution and delivery of this Agreement by IES and MHI, nor the consummation by IES and MHI of the transactions contemplated by this Agreement, will: (a) require any consent, approval, authorization, or permit of, or filing with or notification to, any Governmental Authority, except (i) the filing of a certificate or certificates of merger in accordance with Delaware Law and Georgia Law, (ii) compliance with any applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and foreign or state securities or Blue Sky laws, (iii) any regulatory approvals or routine governmental consents normally acquired after the consummation of transactions such as transactions of the nature contemplated by this Agreement, (iv) where the failure to obtain such consent, approval, authorization, or permit, or to make such filing or notification, is not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement, or (v) approvals required pursuant to the HSR Act; (b) result in a default (or give rise to any right of termination, cancellation, or acceleration) under any of the terms, conditions, or provisions of any agreement or other instrument binding upon IES or any of its subsidiaries, except for such defaults (or rights of termination, cancellation, or acceleration) as to which requisite waivers or consents have been obtained or which are not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement; or (c) assuming compliance with the matters referred to in Section 4.4(a), violate any order, writ, injunction, decree, statute, rule, or regulation applicable to IES or any of its subsidiaries or any of their assets, except for violations which are not reasonably expected to have, individually or in the aggregate, an IES Material Adverse Effect or prevent or delay, in any material respect, the consummation of the transactions contemplated by this Agreement.

                 SECTION IV.5 SEC FILINGS. (a IES has filed with the SEC all material forms, statements, reports and documents (the "IES SEC Filings") required to be filed by it under the 1934 Act and the rules and regulations thereunder.

     (50) As of its filing date, each IES SEC Filing complied as to form in all material respects with the applicable requirements of the 1934 Act.

     (51) As of its filing date, each IES SEC Filing filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (52) IES has previously delivered to the Company Stockholders copies of IES's prospectus, dated February 9, 1998, as supplemented (the "Prospectus"). As of its date, the Prospectus did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                 SECTION IV.6 TAX TREATMENT. Neither IES nor, to IES's Knowledge, any of its affiliates has taken, has agreed or failed to take, or intends to take any action or has any knowledge of any fact or circumstance that would prevent the Merger from qualifying as a 368 Reorganization.

                 SECTION IV.7 SECTION 368(A)(2)(D)REPRESENTATIONS. IES hereby represents and warrants the following to be true and correct as of the Effective Time and understands that counsel rendering any tax opinions pursuant to Section 1.6 will rely on such representations and warranties and will assume them to be correct, without further inquiry, as of the Effective Time and that the inaccuracy of any of the following may negatively affect those opinions:

     (53) The fair market value of the IES Common Stock and other consideration received by each Company Stockholder will be approximately equal to the fair market value of the Company Common Stock surrendered in the exchange.

     (54) Neither IES, nor related parties, will dispose of a substantial part of the value of the proprietary interest in the Company following the Merger. IES has no plan or intention to redeem, or have a party related to IES acquire, shares of IES Common Stock issued in the Merger. For purposes of this representation and the following representations, a party is related to IES if such party and IES would be treated as related parties within the meaning of Treasury Regulations Section 1.368-1(e)(3).

     (55) MHI will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by the Company immediately prior to the Merger. For purposes of this representation, amounts paid by the Company to dissenters, amounts paid by the Company to Company Stockholders who receive cash or other property, amounts used by the Company to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends, if any) made by the Company immediately preceding the Merger, will be included as assets of the Company held immediately prior to the Merger.

     (56) Prior to the Merger, IES will be in control of MHI. For purposes of this representation and the following representations, control is defined as the ownership of stock possessing at least 80 percent of the total combined voting power of all classes of stock entitled to vote and at least 80 percent of the total number of shares of all other classes of stock of the corporation.

     (57) Following the Merger, MHI will not issue additional shares of its capital stock that would result in IES losing control of MHI.

     (58) Neither IES, nor related parties, have a plan or intention to reacquire any shares of IES Common Stock issued in the Merger.

     (59) IES has no plan or intention to liquidate MHI subsequent to the Merger; to merge MHI with or into another corporation subsequent to the Merger; to sell or otherwise dispose of the stock of MHI subsequent to the Merger, or to cause MHI to sell or otherwise dispose of any of its assets or any assets acquired from the Company subsequent to the Merger, except for dispositions made in the ordinary course of business.

     (60) Following the Merger, MHI will continue the historic business of the Company or use a significant portion of the Company's historic business assets in a business.

     (61) IES and MHI will pay their respective expenses, if any, incurred in connection with the Merger.

     (62) There is no intercorporate indebtedness existing between IES and the Company or between MHI and the Company that was issued, acquired or will be settled at a discount.

     (63) Neither IES nor MHI are investment companies. For purposes of this representation, an investment company means a regulated investment company (as defined in the Code), a real estate investment trust (as defined in the Code) or a corporation, 50 percent or more of the value of whose total assets are stock and securities and 80 percent or more of the value of whose total assets are assets held for investment within the meaning of Section 368(a)(2)(F)(iii) of the Code.

     (64)        No capital stock of MHI will be issued in the Merger.

     (65) None of the compensation received by any stockholder-employees of the Company will be separate consideration for, or allocable to, any of their shares of the Company Common Stock. None of the shares of IES Common Stock to be received by any stockholder-employee will be separate consideration for, or allocable to, any Employment Agreement, and the compensation paid to any stockholder-employee will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

     (66) The payment of cash in lieu of issuing fractional shares of IES Common Stock is solely for the purpose of avoiding the expense and inconvenience to IES of issuing fractional shares and does not represent separately bargained-for consideration. The total cash consideration that will be paid in the Merger to the Company Stockholders instead of issuing fractional shares of IES Common Stock will not exceed one percent of the total consideration that will be issued in the Merger to the Company Stockholders in exchange for their shares of Company Common Stock. The fractional share interests of each Company Stockholder will be aggregated and no Company Stockholder will receive cash in consideration of a fractional shares interest in an amount equal to or greater than the value of one full share of IES Common Stock.

                                   ARTICLE V

                      ADDITIONAL COVENANTS AND AGREEMENTS

                 SECTION V.1 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement.

                 SECTION V.2 CERTAIN FILINGS. The Company and IES shall cooperate with one another (i) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals, or waivers are required to be obtained from parties to any material agreements, in connection with the consummation of the transactions contemplated by this Agreement and (ii) in taking such actions or making such filings, furnishing information required in connection therewith and seeking timely to obtain such actions, consents, approvals, or waivers.

                 SECTION V.3 PUBLIC ANNOUNCEMENTS. Without the prior consent of the other, which consent shall not be unreasonably withheld, none of the Company or the Company Stockholders will issue, or permit any agent or affiliate to issue, any press releases or otherwise make or permit any agent or affiliate to make, any public statements with respect to this Agreement or the transactions contemplated by this Agreement.

                 SECTION V.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or MHI, any deeds, bills of sale, assignments, or assurances and to take and do, in the name and on behalf of the Company or MHI, any other actions and things to vest, perfect, or confirm of record or otherwise in the Surviving Corporation any and all right, title, and interest in, to, and under any of the rights, properties, or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                 SECTION V.5 NOTICES OF CERTAIN EVENTS. Each of the Company, the Company Stockholders and IES shall promptly notify the other parties hereto of:

     (67) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

     (68) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement;

     (69) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to, or involving or otherwise affecting such party that relate to the consummation of the transactions contemplated by this Agreement; and

     (70) any material failure on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.6(d) shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                 SECTION V.6 RELEASE FROM GUARANTEES. Following the Effective Time, IES and the Surviving Corporation shall use reasonable efforts to have the Company Stockholders released from the personal guarantees of the Company's indebtedness identified on Schedule 5.7. In the event that IES cannot obtain releases of any such guarantees on or prior to one hundred and twenty (120) days subsequent to the Effective Time, IES shall pay off or otherwise refinance or retire such indebtedness.

                 SECTION V.7 FUTURE COOPERATION; TAX MATTERS. The Company, the Company Stockholders and IES shall each deliver or cause to be delivered to the other following the Effective Time such additional instruments as the other may reasonably request for the purpose of fully carrying out this Agreement. The Company Stockholders will cooperate and use their reasonable best efforts to have the present officers, directors and employees of the Company cooperate with IES at and after the Effective Time in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes of any nature with respect to matters pertaining to all periods prior to the Effective Time.

                 SECTION V.8 EXPENSES. IES and the Company Stockholders will each pay their own fees, expenses and disbursements of their respective agents, representatives, accountants and counsel incurred in connection with the execution, delivery and performance of this Agreement and any amendment thereto.

                 SECTION V.9 REPAYMENT OF RELATED PARTY INDEBTEDNESS. Concurrently with the execution of this Agreement, (i) the Company Stockholders shall repay to the Company all amounts outstanding as advances to or receivables from the Company Stockholders and (ii) the Company shall repay all amounts outstanding under loans to the Company from the Company Stockholders. Such advances, receivables and loans, and the amounts thereof, are listed on
Schedule 5.10.

                 SECTION V.10 TAX-FREE ORGANIZATION. IES and the Company Stockholders shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code.

                 SECTION V.11 FIRPTA CERTIFICATE. Each Company Stockholder will deliver to IES a certificate to the effect that he is not a foreign person pursuant to Section 1.1445-2(b) of the Treasury regulations.

                 SECTION  V.12   PREPARATION AND FILING OF TAX RETURNS.

     (71) The Company Stockholders shall file or cause to be filed all tax returns for all taxable periods that end on or before the Closing Date, but in each case only after IES has reviewed such filings and consented thereto.

     (72) IES shall file or cause to be filed all tax returns for all taxable periods ending after the Closing Date.

     (73) Each party hereto shall, and shall cause its subsidiaries and affiliates to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any tax returns, amended tax returns or claim for refund, determining a liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of all relevant portions of relevant tax returns, together with relevant accompanying schedules and relevant work papers, relevant documents relating to rulings or other determinations by taxing authorities and relevant records concerning the ownership and Tax basis of property, which such party may possess. Each party shall make its employees reasonably available on a mutually convenient basis at its cost to provide explanation of any documents or information so provided. Subject to the preceding sentence, each party required to file tax returns pursuant to this Agreement shall bear all costs of filing such tax returns.

                 SECTION V.13 ANTITRUST LAW COMPLIANCE. Not later than five business days after the date hereof, (a) the Company, the Company Stockholders and (b) IES shall prepare and file with the United States Department of Justice (the "Department") and the Federal Trade Commission (the "FTC") the notification and report form with respect to the transactions contemplated by this Agreement as required pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The Company, the Company Stockholders and IES shall each cooperate with the other in preparation of such filings and shall promptly comply with any reasonable request by the Department or the FTC for supplemental information and shall use their best efforts to obtain early termination of the waiting period under the HSR Act.

                 SECTION V.14 PENDING CLOSING. (a Between the date of this Agreement and the Consummation Date, the Company Stockholders will, and will cause the Company to, except as set forth on Schedule 5.12:

                (1) carry on it's respective businesses in substantially the same manner as it has heretofore;

                (2) use all commercially reasonable efforts to maintain its properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                (3) perform in all material respects all of its respective obligations under agreements relating to or affecting its respective assets, properties or rights;

                (4) use all reasonable efforts to keep in full force and effect present insurance policies or other comparable insurance coverage;

                (5) use its commercially reasonable efforts to maintain and preserve its business organization intact, retain its respective present key employees and maintain its respective relationships with suppliers, customers and others having business relations with the Company;

                (6) use reasonable efforts to maintain compliance with all material permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities;

                (7) maintain present debt and lease instruments in accordance with their terms and not enter into new or amended debt or lease instruments without the knowledge and consent of IES (which consent shall not be unreasonably withheld), provided that debt and/or lease instruments may be replaced without the consent of IES if such replacement instruments are on terms at least as favorable to the Company as the instruments being replaced;

                (8) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents except for ordinary and customary bonus and salary increases for employees in accordance with past practices; and

                (9) afford to the officers and authorized representatives of IES reasonable access during normal business hours to all of the Company's sites, properties, books and records and will furnish IES with such additional financial and operating data and other information as to the business and properties of the Company as IES may from time to time reasonably request.

     (74) Except as disclosed on Schedule 5.12, between the date hereof and the Consummation Date, the Company will not, without prior written consent of IES:

                (1)       make any change in its charter or Bylaws;

                (2) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

                (3) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                (4) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business (consistent with past practice) or involves an amount not in excess of two percent (2%) of the Company's revenues for fiscal 1997;

                (5) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except with respect to purchase money liens incurred in connection with the acquisition of equipment with an aggregate cost not in excess of two percent (2%) of the Company's revenues for fiscal 1997 necessary or desirable for the conduct of the businesses of the Company;

                (6) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

                (7) negotiate for the acquisition of any business or the start-up of any new business;

                (8) merge or consolidate or agree to merge or consolidate with or into any other corporation;

                (9) waive any material rights or claims of the Company, provided that the Company may negotiate and adjust bills and accounts in the course of good faith disputes with customers in a manner consistent with past practice, provided, further, that such adjustments shall not be deemed to be included in Schedule 5.12 unless specifically listed thereon;

                (10) amend or terminate any material agreement, permit, license or other right of the Company; or

                (11) enter into any other transaction outside the ordinary course of its business or prohibited hereunder.

        (75) None of the Company Stockholders, the Company, nor any agent, officer, director, trustee or any representative of any of the foregoing will, during the period commencing on the date of this Agreement and ending with the earlier to occur of the Effective Date or the termination of this Agreement in accordance with its terms, directly or indirectly: (i solicit or initiate the submission of proposals or offers from any person for, (ii participate in any
discussions pertaining to, or (iii   furnish any information to any person
other than IES or its authorized agents relating to, any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, the Company or a merger, consolidation or business combination of the Company.

                SECTION  V.15   NOTIFICATION OF CERTAIN MATTERS.   The Company
Stockholders shall give prompt notice to IES upon obtaining knowledge of (i) the occurrence or non-occurrence of any event of which would be likely to cause any representation or warranty contained herein to be untrue or inaccurate and
(ii) any failure of any Company Stockholder or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such person hereunder. IES shall give prompt notice to the Company Stockholders of (i) the occurrence or non-occurrence of any event of which would be likely to cause any representation or warranty of IES contained herein to be untrue or inaccurate and (ii) any failure of IES to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

                                   ARTICLE VI

                                INDEMNIFICATION

                 The Company Stockholders and IES each make the following covenants:

                 SECTION VI.1 INDEMNIFICATION BY THE COMPANY STOCKHOLDERS. The Company Stockholders covenant and agree that they, jointly and severally, will indemnify, defend, protect, and hold harmless IES, the Company, and the Surviving Corporation, and their respective officers, directors, employees, stockholders, agents, representatives, and affiliates (the "IES Indemnitees") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), directly or indirectly resulting from, relating to or arising out of:

     (76) any breach of or inaccuracy in, or any allegation or claim by a third party which if true would constitute a breach of or inaccuracy in, any representation or warranty set forth herein or in the Schedules or certificates delivered in connection herewith;

     (77) any breach or non-performance, partial or total, by the Company or any of the Company Stockholders of any covenant or agreement of the Company (or any affiliate or subsidiary thereof) or the Company Stockholders (or any affiliate or subsidiary thereof) contained in this Agreement;

     (78) any actual or threatened violation of or non-compliance with any Environmental Laws arising from any event, condition, circumstance, activity, practice, incident, action, or plan existing or occurring prior to the Effective Time relating in any way to the assets or the business of the Company or the Subsidiaries (including without limitation the ownership, operation, or use of the Company's or the Subsidiaries' assets and the conduct of the business of the Company and the Subsidiaries prior to the Effective Time; the presence of any underground storage tanks or any hazardous substances or solid waste on, in, under, or affecting all or any portion of the Company's or the Subsidiaries' properties or any surrounding areas, and any release (as defined in CERCLA) or threatened release with respect to such underground storage tanks or hazardous substances or solid waste; and the storage, disposal, or treatment, or transportation for storage, disposal, or treatment, of hazardous substances or solid waste; but excluding any violation of or non-compliance with any Environmental Laws that is attributable solely to a change by IES in the structure, use or condition of any of the Company's or the Subsidiaries' assets after the Effective Time);

     (79) any losses or costs of defending against any claims which may be made against IES by any Person claiming violations by the Company of any local, state, or federal laws relating to the employment relationship, including, but not limited to, wages, hours, concerted activity, nondiscrimination, occupational health and safety, and the payment and withholding of Taxes, where such claims arise out of circumstances occurring prior to the Effective Time.

                 Notwithstanding any provision to the contrary in this Agreement, in no event whatsoever shall the aggregate liability of the Company Stockholders under this Agreement (including all costs, expenses and attorneys' fees paid or incurred by the Company and/or the Company Stockholders in connection therewith or with respect to the curing of any and all misrepresentations or breaches under this Agreement) exceed the amount of the Merger Consideration actually paid to the Company Stockholders as provided in
Section 1.2 hereof.

                 SECTION VI.2 INDEMNIFICATION RELATED TO TAX LIABILITIES. The Company Stockholders shall retain liability, and shall indemnify IES, for the payment of any Tax liabilities with respect to the conduct of the business of the Company or the Subsidiaries during all periods ending as of or prior to the Effective Time.

                 SECTION VI.3 INDEMNIFICATION BY IES. IES covenants and agrees that it will indemnify, defend, protect and hold harmless the Company Stockholders (the "Stockholder Indemnitees") at all times from and after the date of this Agreement from and against all claims, damages, losses, liabilities (joint or several), obligations, penalties, defenses, actions, lawsuits, proceedings, judgments, demands, assessments, adjustments, costs, and expenses (including specifically, but without limitation, fees, disbursements, and expenses of attorneys, accountants, other professional advisors and of expert witnesses and costs of investigation and preparation), directly or indirectly resulting from, relating to or arising out of:

     (80) any breach of any representation or warranty of IES set forth herein or in the Schedules or certificates delivered in connection herewith; and

     (81) any breach or non-performance, partial or total, by IES of any covenant or agreement of IES (or any affiliate or subsidiary thereof) contained in this Agreement.

                 SECTION VI.4 INDEMNIFICATION PROCEEDINGS. Promptly after a party indemnified pursuant to this Article VI ("Indemnitee") has received notice of or has knowledge of any claim by a person not a party to this Agreement ("third party") or the commencement of any action or proceeding by a third party, the Indemnitee shall promptly, and in any event within 60 days of the assertion of any claim or the discovery of any fact upon which Indemnitee intends to base a claim for indemnification under this Agreement ("Indemnitee Claim"), as a condition precedent to the Indemnitee Claim, give written notice to the party or parties from whom indemnification is sought ("Indemnitor") of such claim by the third party. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the amount thereof. In the event of any Indemnitee Claim, Indemnitor, at its option, shall have the right to defend or settle, at its own expense and by its own counsel (which must be reasonably approved by Indemnitee), any such matter so long as the Indemnitor pursues the same in good faith and diligently. If the Indemnitor undertakes to defend or settle, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee shall cooperate with the Indemnitor and its counsel
in the defense thereof and in any settlement thereof.   Notwithstanding the
foregoing, the Indemnitee shall have the right to participate in any matter through counsel of its own choosing at Indemnitee's expense; provided that the Indemnitor's counsel shall always be lead counsel and shall determine all litigation and settlement steps, strategy and the like. Except as set forth in the preceding sentence, after the Indemnitor has notified the Indemnitee of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnitor diligently pursues such defense, the Indemnitor shall not be liable for any additional legal expenses incurred by the Indemnitee in connection with any defense or settlement of such asserted liability, except to the extent such participation is requested by the Indemnitor, in which event the Indemnitee shall be reimbursed by the Indemnitor for reasonable additional legal expenses, out-of-pocket expenses and allocable share of employee compensation incurred in connection with such participation for any employee whose participation is so requested. If the Indemnitor desires to accept a final and complete settlement of any such third party claim and the Indemnitee refuses to consent to any such settlement which contains a complete and irrevocable release of Indemnitee of all current and future claims arising out of the matter in dispute, then the Indemnitor's liability under this Section with respect to such third party claim shall be limited to the amount so offered in settlement by said third party. If the Indemnitor does not undertake to defend such matter to which the Indemnitee is entitled to indemnification hereunder, or fails diligently to pursue such defense, the Indemnitee may undertake such defense through counsel of its choice, at the cost and expense of the Indemnitor, and the Indemnitee may settle such matter, without the consent of the Indemnitor, and the Indemnitor shall immediately reimburse the Indemnitee for the amount paid in such settlement and any other liabilities or expenses (including all legal fees and expenses) incurred by the Indemnitee in connection therewith as such amounts, liabilities, expenses and fees are incurred.

                 SECTION VI.5 OTHER REMEDIES. Notwithstanding the indemnification obligations contained within this Article VI, in no event shall the indemnification provisions hereof limit in any way the ability of any of the parties to this Agreement to seek any other remedies which may be available to them under law.

                 SECTION VI.6 INDEMNIFICATION IF NEGLIGENCE OF INDEMNITEE. The indemnification provided in this Article VI shall be applicable whether or not negligence of the Indemnitee is alleged or proven.

                 SECTION VI.7 NO THIRD PARTY BENEFICIARIES. The foregoing indemnification is given solely for the purpose of protecting the IES Indemnitees and the Stockholder Indemnitees and shall not be deemed extended to, or interpreted in a manner to confer any benefit, right, or cause of action upon, any other Person.

                 SECTION VI.8 LIMITATION UPON INDEMNITY. The Company Stockholders, on the one hand, and IES, on the other hand, shall be entitled to indemnification from the other party under the provisions of this Article VI for all claims subject to indemnification by such party, but only after such time that the amount of, and to the extent that such claims exceed, in the aggregate $10,500.

                                  ARTICLE VII

                            NONCOMPETITION COVENANTS

                 SECTION VII.1 PROHIBITED ACTIVITIES. The Company Stockholders will not, for a period of two (2) years following the Effective Time, directly or indirectly, for themselves or on behalf of or in conjunction with any or Person:

     (82) engage, as an officer, director, shareholder, owner, partner, joint venturer, or in a managerial or advisory capacity, whether as an employee, independent contractor, consultant, or advisor, or as a sales representative, in any business offering any services or products in direct competition with IES or any of its subsidiaries within 100 miles of where IES or any of its subsidiaries conducts business, including any territory serviced by IES or any of its subsidiaries (the "Territory");

     (83) call upon any Person who is, at that time, within the Territory, an employee of IES or any of its subsidiaries for the purpose or with the intent of enticing such employee away from or out of the employ of IES or any of its subsidiaries;

     (84) call upon any Person who is, at that time, or which has been, within one (1) year prior to that time, a customer of IES or any of its subsidiaries within the Territory for the purpose of soliciting or selling services or products in direct competition with IES or any of its subsidiaries within the Territory;

     (85) call upon any prospective acquisition candidate, on any Company Stockholder's own behalf or on behalf of any competitor in the electrical contracting business, which candidate, to the actual knowledge of such Company Stockholder after due inquiry, was called upon by IES or any subsidiary thereof or for which, to the actual knowledge of such Company Stockholder after due inquiry, IES or any subsidiary thereof made an acquisition analysis, for the purpose of acquiring such entity; or

     (86) disclose customers, whether in existence or proposed, of the Company to any person, firm, partnership, corporation or business for any reason or purpose whatsoever except to the extent that the Company has in the past disclosed such information to the public for valid business reasons.

                 Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit any Company Stockholder from acquiring, as a passive investor with no involvement in the operations of the business, not more than one percent (1%) of the capital stock of a business providing services similar to those provided by IES whose stock is publicly traded on a national securities exchange or over the counter.

                 SECTION VII.2 EQUITABLE RELIEF. Because of the difficulty of measuring economic losses to IES as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to IES for which it would have no other adequate remedy, each Company Stockholder agrees that the foregoing covenant may be enforced by IES by injunctions, restraining orders, and other equitable actions.

                 SECTION VII.3 REASONABLE RESTRAINT. It is agreed by the parties hereto that the foregoing covenants in this Article VII impose a reasonable restraint on the Company Stockholders in light of the activities and business of IES on the date of the execution of this Agreement and the current plans of IES; but it is also the intent of IES and the Company Stockholders that such covenants be construed and enforced in accordance with the changing activities, business, and locations of IES and its subsidiaries throughout the term of this covenant. During the term of this covenant, if IES or one of its subsidiaries engages in new and different activities, enters a new business, or establishes new locations for its current activities or business in addition to or other than the activities or business it is currently conducting in the locations currently established therefor, then the Company Stockholders will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new activities or business within 100 miles of its then-established operating location(s) through the term of these covenants.

                 SECTION VII.4 SEVERABILITY; REFORMATION. The covenants in this Article VII are severable and separate, and the unenforceability of any specific covenant shall not affect the continuing validity and enforceability of any other covenant. In the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this
Article VII are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and this Agreement shall thereby be reformed.

                 SECTION VII.5 MATERIAL AND INDEPENDENT COVENANT. The Company Stockholders acknowledge that their agreements with the covenants set forth in this Article VII are material conditions to IES's agreement to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All of the covenants in this Article VII shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any Company Stockholder against IES or one of its subsidiaries, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by IES of such covenants. It is specifically agreed that the two-year period during which the agreements and covenants of each Company Stockholder made in this Article VII shall survive shall be computed by excluding from such computation any time during which such Company Stockholder is in violation of any provision of this
Article VII. The covenants contained in this Article VII shall not be affected by any breach of any other provision hereof by any party hereto.

                 SECTION VII.6 MATERIALITY. The Company and the Stockholders hereby agree that this covenant is a material and substantial part of this transaction.

                                  ARTICLE VIII

                APPLICABLE SECURITIES LAWS/TRANSFER RESTRICTIONS

                 SECTION VIII.1 COMPANY STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES CONCERNING SECURITIES. As of the date hereof (which is the same date as the Effective Time), the Company Stockholders hereby make the following representations and warranties to and for the benefit of IES: (i) that the Company Stockholders have been provided with copies of the Prospectus and have been provided as much time and opportunity as they deemed appropriate to review and study such Prospectus, and to consult with IES regarding the merits and risks of the transactions contemplated by this Agreement; (ii) that the Company Stockholders have had adequate opportunity to ask questions of and receive answers from the officers of IES pertaining to the purchase of the IES

Common Stock pursuant to the Merger, and (iii) all such questions have been answered to the satisfaction of the Company Stockholders.

                 SECTION VIII.2 TRANSFER RESTRICTIONS. Unless otherwise agreed by IES, except for transfers to immediate family members who agree to be bound by the restrictions set forth in this Section 8.2 (or trusts for the benefit of the Stockholders or family members, or trusts in which a Stockholder is both the grantor and the beneficiary, the trustees of which so agree), for a period of two years from the date of this Agreement, none of the Stockholders shall sell, assign, exchange, transfer, appoint, or otherwise dispose of any shares of IES Common Stock received by the Company Stockholders pursuant to this Agreement. The certificates evidencing the IES Common Stock delivered to the Company Stockholders pursuant to this Agreement will bear a legend substantially in the form set forth below and containing such other information as IES may deem necessary or appropriate:

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, EXCHANGED, TRANSFERRED, DISTRIBUTED, APPOINTED OR OTHERWISE DISPOSED OF WITHOUT THE WRITTEN CONSENT OF IES, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, ASSIGNMENT, EXCHANGE, TRANSFER, DISTRIBUTION, APPOINTMENT OR OTHER DISPOSITION PRIOR TO [THE SECOND ANNIVERSARY OF CLOSING DATE]. UPON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE DATE SPECIFIED ABOVE.

                                   ARTICLE IX

                   NONDISCLOSURE OF CONFIDENTIAL INFORMATION

                 SECTION IX.1 GENERAL. The Company Stockholders recognize and acknowledge that they had in past, currently have, and in the future may possibly have, access to certain confidential information of the Company or the Surviving Corporation, such as lists of customers, operational policies, and pricing and cost policies that are valuable, special, and unique assets of the Company and will be valuable, special, and unique assets of the Surviving Corporation. The Company Stockholders agree that they will not disclose such confidential information to any Person for any purpose or reason whatsoever (except such information as the Company Stockholders may be required to disclose to any Governmental Authority or to authorized representatives of
IES). In the event of a breach or threatened breach by the Company Stockholders of the provisions of this Section, IES shall be entitled to an injunction restraining the Company Stockholders from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting IES from pursuing any other available remedy for such breach or threatened breach, including the recovery of damages.

                 SECTION IX.2 EQUITABLE RELIEF. Because of the difficulty of measuring economic losses as a result of the breach of the foregoing covenants, and because of the immediate and irreparable damage that would be caused for which the Company, the Surviving Corporation, and/or IES would have no other adequate remedy, the Company Stockholders agree that the foregoing covenants may be enforce against them by injunctions, restraining orders, and other equitable actions.

                 SECTION IX.3 NON-PUBLIC INFORMATION. The Company Stockholders hereby acknowledge that if they become aware of "material non-public information" (as defined under applicable securities laws) regarding IES, that they will be required, under applicable securities laws, to refrain from trading in IES securities or disclosing any such information while such information is non-public. The Company Stockholders further agree to communicate such requirement to all personnel of the Company, the Surviving Corporation or others, having knowledge of such "material non-public information" regarding IES.

                 SECTION IX.4 SURVIVAL. The obligations of the parties under this Article IX shall survive the termination of this Agreement.

                                   ARTICLE X

                                 MISCELLANEOUS

                 SECTION X.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without reference to the choice of law principles thereof.

                 SECTION X.2 ENTIRE AGREEMENT. This Agreement, together with the Schedules and Exhibits hereto, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no agreements, understandings, representations, or warranties between the parties other than those set forth or referred to herein.

                 SECTION X.3 EXPENSES AND FEES. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

                 SECTION X.4 NOTICES. All notices hereunder shall be sufficient upon receipt for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, telecopy, telefax, or other electronic transmission service to the appropriate address or number as set forth below.

                 If to IES or MHI, to:

                          Integrated Electrical Services, Inc.
                          515 Post Oak Blvd., Suite 450
                          Houston, Texas 77027
                          Attention: John F. Wombwell

                          Fax Number: (713) 860-1599

                 if to the Company or the Company Stockholders, to:

                          _________________________

                          _________________________

                          _________________________

                          Attention: ______________

                 SECTION X.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party may assign, delegate, or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except IES or MHI may transfer or assign, in whole or from time to time in part, to one or more of their affiliates, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve IES or MHI of its obligations hereunder. This Agreement is not intended to confer upon any Person not a party hereto any rights or remedies hereunder, and no Person other than the parties hereto or such Persons described above is entitled to rely on any representation, warranty, or covenant contained herein.

                 SECTION X.6 HEADINGS; DEFINITIONS. The Section and Article headings contained in this Agreement are inserted for convenience of reference only and will not affect the meaning or interpretation of this Agreement. All references to Sections or Articles contained herein mean Sections or Articles of this Agreement unless otherwise stated. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

                 SECTION X.7 AMENDMENTS AND WAIVERS. This Agreement may not be modified or amended except by an instrument or instruments in writing signed by the party against whom enforcement of any such modification or amendment is sought. Any party hereto may, only by an instrument in writing, waive compliance by any other party hereto with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

                 SECTION X.8 CONSTRUCTION OF CERTAIN PROVISIONS. It is understood and agreed that the specification of any dollar amount in the representations and warranties contained in this Agreement or the inclusion of any specific item in the Schedules or Exhibits is not intended to imply that such amounts or higher or lower amounts, or the items so included or other items, are or are not material, and no party shall use the fact of the setting of such amounts or the fact of the inclusion of any such item in the Schedules in any dispute or controversy between the parties as to whether any obligation, item, or matter not described herein or included in a Schedule or Exhibit is or is not material for purposes of this Agreement. It is agreed that neither party shall allege that a provision of this Agreement shall be construed against a party because such party drafted such provision.

                 SECTION X.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Except for those contained in Sections 3.2, 3.19, 4.2, 5.7 and 5.12, the representations, warranties, covenants and agreements of the parties made herein and at the time of the Closing or in writing delivered pursuant to the provisions of this Agreement shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the second anniversary of the Closing Date. The provisions of Sections 3.19, 4.2,
5.7 and 5.12 shall survive the consummation of the transactions contemplated hereby and any examination on behalf of the parties until the expiration of any applicable statute of limitations. The provisions of Sections 3.2 and 4.2 shall survive the consummation of the transactions contemplated hereby.

                 SECTION X.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

                 SECTION X.11 JURISDICTION. Any legal action, suit, or proceeding in law or equity arising out of or relating to this Agreement and transactions contemplated by this Agreement may be instituted in any state or federal court in Harris County, Houston, Texas, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit, or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that its property is exempt or immune from attachment or execution, that the action, suit, or proceeding is brought in an inconvenient forum, that the venue of the action, suit, or proceeding is improper or that this Agreement, or the subject matter hereof or thereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit, or proceeding.
Any and all service of process and any other notice in any such action, suit, or proceeding shall be effective against any party if given by registered or certified mail, return receipt requested, or by any other means of mail which requires a signed receipt, postage prepaid, mailed to such party at the address listed in Section 10.4. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law.

                 SECTION X.12 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                 SECTION X.13 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

                 SECTION X.14 COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. A telecopied facsimile of an executed counterpart of this Agreement shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver to the other parties an original, duly executed counterpart of this Agreement.

                 SECTION X.15 MUTUAL INDEMNIFICATION AGAINST CLAIMS OF BROKERS. Each party agrees to indemnify the other against all loss, cost, damages or expense arising out of claims for fees or commissions of brokers employed or alleged to have been employed by such party.

                 SECTION X.16 DEFINITIONS AND USAGE. For the purposes of this Agreement:

                 "368 Reorganization" shall have the meaning specified in
Section 3.22.

                 "1933 Act" shall have the meaning specified in Section 3.5.

                 "1934 Act" shall have the meaning specified in Section 4.4.

                 "Action" shall mean any action, suit, arbitration, inquiry, proceeding, or investigation by or before any Governmental Authority.

                 "affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

                 "Agreement" shall have the meaning specified in the introductory paragraph of this Agreement and Plan of Merger.

                 "attorneys' fees" means attorneys' fees actually and reasonably incurred for the reasonable expenditure of a reasonable number of hours at normal and customary hourly rates for the attorneys involved, without reliance upon any statues that may allow such fees to be calculated on a percentage basis, which statutory provisions are hereby waived.

                 "CERCLA" shall have the meaning specified in Section 3.18.

                 "Certificates" shall have the meaning specified in Section
1.3.

                 "Closing" shall have the meaning specified in Section 1.1(d)

                 "Closing Date" shall have the meaning specified in Section
1.1(d)

                 "Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

                 "Commitment" shall have the meaning specified in Section
3.2(a).

                 "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "Company Audited Financial Statements" shall have the meaning specified in Section 3.6.

                 "Company Benefit Plans" shall have the meaning specified in
Section 3.20(a).

                 "Company Common Stock" shall have the meaning specified in
Section 1.2(a).

                 "Company Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

                 "Company Pension Plans" shall have the meaning specified in
Section 3.20(a).

                 "Company Returns" shall mean all returns, declarations, reports, statements, and other documents required to be filed by the Company or the Subsidiaries in respect of Taxes, and the term "Company Return" means any one of the foregoing Company Returns.

                 "Company Shares" shall have the meaning specified in Section 3.2(a).

                 "Company Stock" shall have the meaning specified in Section 1.2(a).

                 "Company Stockholders" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "Company Unaudited Balance Sheet Date" shall have the meaning specified in Section 3.7.

                 "Company Unaudited Financial Statements" shall have the meaning specified in Section 3.6.

                 "Company Welfare Plan" shall have the meaning specified in
Section 3.20(a).

                 "Delaware Certificate of Merger" shall have the meaning specified in Section 1.1(b).

                 "Delaware Law" shall have the meaning prescribed in Section 1.1(a).

                 "Department" shall have the meaning specified in Section 5.11.

                 "disposal" or "disposed" shall have the meaning specified in
Section 3.18.

                 "Effective Time" shall have the meaning specified in Section 1.1(b).

                 "Employment Agreement" shall have the meaning specified in
Section 1.6(a)(i).

                 "Environmental Laws" shall have the meaning specified in
Section 3.18.

                 "ERISA" shall have the meaning specified in Section 3.20(a).

                 "FTC" shall have the meaning specified in Section 5.11. "GAAP" shall have the meaning specified in Section 3.6.

                 "Georgia Certificate of Merger" shall have the meaning specified in Section 1.1(b).

                 "Georgia Law" shall have the meaning prescribed in Section
1.1(a)

                 "Governmental Authority" shall mean (a) the United States of America, (b) any state, county, municipality, or other governmental subdivision within the United States of America, and (c) any court or any governmental department, commission, board, bureau, agency, or other instrumentality of the United States of America or of any state, county, municipality, water rights, taxing, or zoning authority, or other governmental subdivision within the United States of America.

                 "HSR Act" shall have the meaning specified in Section 5.11.

                 "IES" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "IES Common Stock" shall have the meaning specified in Section 1.2(a).

                 "IES Indemnitees" shall have the meaning specified in Section 6.1.

                 "IES Material Adverse Effect" shall mean any fact, circumstance, event, or condition which has or would have a materially adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities, results of operations or prospects of IES and its subsidiaries, taken as a whole.

                 "IES SEC Filings" shall have the meaning specified in Section 4.5(a).

                 "Indemnitee" shall have the meaning specified in Section 6.4.

                 "Indemnitee Claim" shall have the meaning specified in Section 6.4.

                 "Indemnitor" shall have the meaning specified in Section 6.4.

                 "Knowledge" when used in relation to any Person shall mean the actual (but not constructive) knowledge of such Person or such Person's officers after reasonable inquiry.

                 "Licenses" shall have the meaning specified in Section 3.11.

                 "Liens" shall mean all liens, mortgages, security interests, pledges, equities, claims, options and other encumbrances of any kind.

                 "MHI" shall have the meaning specified in the introductory paragraph of this Agreement.

                 "Merger" shall have the meaning specified in Section 1.1(a).

                 "Merger Consideration" shall have the meaning specified in
Section 1.2(a).

                 "NYSE" shall have the meaning specified in Section 1.3.

                 "officer" means in the case of IES and the Company, any executive officer of IES or the Company, as applicable, within the meaning of Rule 3b-7 of the 1934 Act.

                 "Person" shall mean an individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other legal entity of any kind.

                 "Prospectus" shall have the meaning specified in Section
4.5(d).

                 "RCRA" shall have the meaning specified in Section 3.18.

                 "release" shall have the meaning specified in Section 3.18.

                 "SEC" shall have the meaning specified in Section 3.22.

                 "Shares" shall have the meaning specified in Section 3.23(b).

                 "Stockholder Indemnitees" shall have the meaning specified in
Section 6.3.

                 "Subsidiaries" shall have the meaning specified in Section
3.1.

                 "subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned by such Person.

                 "Subsidiary Shares" shall have the meaning specified in
Section 3.2(b).

                 "Subsidiary Stock" shall have the meaning specified in Section 3.2(b).

                 "Surviving Corporation" shall have the meaning specified in
Section 1.1(a).

                 "Tax" or "Taxes" shall have the meaning specified in Section 3.19(a).

                 "Taxing Authority" shall have the meaning specified in Section 3.19(a).

                 "Territory" shall have the meaning specified in Section
7.1(a).

                 "third party" shall have the meaning specified in Section 6.4.

                 A reference in this Agreement to any statute shall be to such statute as amended from time to time, and the rules and regulations promulgated thereunder.

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        INTEGRATED ELECTRICAL SERVICES, INC.


                                        By:    /s/ John Wombwell
                                           ------------------------------------
                                           Name:   John Wombwell
                                                  -----------------------------
                                           Title:  Senior Vice President
                                                  -----------------------------

                                        MARK HENDERSON ACQUISITION
                                          CORPORATION


                                        By:    /s/ John Wombwell
                                           ------------------------------------
                                           Name:   John Wombwell
                                                  -----------------------------
                                           Title:  President
                                                  -----------------------------


                                        HOLLAND ELECTRICAL SYSTEMS, INC.


                                        By:    /s/ Mark Henderson
                                           ------------------------------------
                                           Name:   Mark Henderson
                                                  -----------------------------
                                           Title:  President
                                                  -----------------------------


                                               COMPANY STOCKHOLDERS:


                                        /s/ Amy B. Henderson
                                        ---------------------------------------
                                        Amy B. Henderson
                                        Social Security Number ###-##-####

                                        /s/ Mary Sue Holland
                                        ---------------------------------------
                                        Mary Sue Holland
                                        Social Security Number ###-##-####